Exhibit 99.02

Fourth Quarter 2017 Results – CFO Commentary

May 10, 2017

A reconciliation for non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is provided below and included in our financial tables that accompany our earnings press release available on http://investor.symantec.com/investor-relations/events-calendar/.

Q4 Fiscal 2017 Commentary
Compared to our previous Q4 guidance, foreign currency positively impacted revenue and operating income by $6 million and $2 million, respectively. Foreign currency negatively impacted revenue and operating income by $9 million and $4 million, respectively, on a year-over-year basis.

GAAP revenue was $1,115 million, up 28% year-over-year as reported and up 29% in constant currency. Non-GAAP revenue was $1,176 million, up 35% year-over-year as reported and up 36% in constant currency.

GAAP operating loss was ($178) million and GAAP operating margin was (16%).

Non-GAAP operating income was $314 million and non-GAAP operating margin was 26.7%.
GAAP net loss was ($143) million and GAAP net loss per share was ($0.23). Non-GAAP net income was $184 million and non-GAAP EPS was $0.28.

GAAP continuing operations income taxes benefit rate was 29%. Our non-GAAP income taxes expense rate was 29%.

Diluted GAAP EPS was calculated using our basic weighted-average share count of 618 million due to our loss position. Diluted non-GAAP EPS was calculated using 663 million shares.

Q4 Fiscal 2017 Segment Results – Enterprise Security

GAAP Enterprise Security segment revenue was $656 million, up 40% year-over-year as reported and 41% in constant currency. Non-GAAP Enterprise Security segment revenue was $689 million, up 48% year-over-year as reported and 49% in constant currency. Blue Coat contributed $179 million to GAAP Enterprise Security segment revenue and $212 million to non-GAAP Enterprise Security segment revenue. ID Analytics contributed $5 million to GAAP and non-GAAP Enterprise Security segment revenue.

GAAP Enterprise Security operating income was $76 million resulting in a GAAP operating margin of 12%. Non-GAAP Enterprise Security operating income was $109 million resulting in a non-GAAP operating margin of 16%.

Q4 Fiscal 2017 Segment Results – Consumer Digital Safety
GAAP Consumer Digital Safety segment revenue was $459 million, up 13% year-over-year as reported and 14% in constant currency. Non-GAAP Consumer Digital Safety segment revenue was $487 million, up 20% year-over-year as reported and 21% in constant currency. LifeLock contributed $67 million to GAAP Consumer Digital Safety segment revenue and $95 million to non-GAAP Consumer Digital Safety segment revenue.

Consumer Digital Safety GAAP operating income was $177 million resulting in a GAAP operating margin of 39%. Consumer Digital Safety non-GAAP operating income was $205 million resulting in a non-GAAP operating margin of 42%.

LifeLock Q4 Metrics:

Metric (Thousands)	Q4FY17	Q4FY16
Gross New Members	349	345
Cumulative Ending Members	4,657	4,323
Annual Member Retention Rate	84.8%	85.8%

Q4 Cash Flow Statement

Cash flow from operations was $353 million which included the negative impact of separation and restructuring payments totaling $27 million, in addition to acquisition and integration payments.

During Q4, we paid $49 million in dividends and dividend equivalents.

In March 2017, we entered into accelerated stock repurchase (“ASR”) agreements with financial institutions to repurchase an aggregate $500 million of our common stock. We made an upfront payment of $500 million and received and retired an initial delivery of 14.2 million shares of our common stock in March 2017. The remaining shares will be settled on or before June 30, 2017. Under the terms of the March 2017 ASR, the final number of shares to be repurchased will be based on the volume-weighted average share price of our common stock during the repurchase period, less a discount.

Balance Sheet

Cash, cash equivalents and short-term investments at the end of the quarter was $4.3 billion of which approximately 78% is located outside of the United States.

Deferred Revenue at the end of the quarter was $2.8 billion. The deferred revenue balance includes $71 million related to Veritas deferred revenue booked in prior shared contracts. We expect approximately 75% of revenue at the midpoint of guidance to roll off the balance sheet in Q1FY18.

Debt at the end of the quarter was $8.3 billion. Subsequent to March 31, 2017, we prepaid $810 million of term loans. We intend to repay our $600 million Senior Notes due June 15, 2017 with cash on hand.

•	A schedule of the dilutive impact from the convertible debt is available on our Investor Relations website.

Outlook
Our outlook incorporates a basket of currencies including an end of period EUR/USD exchange rate of $1.07/€.

Guidance details can be found in our press release here.

Below are additional metrics for modeling purposes

Q1 Fiscal 2018
•	We expect non-GAAP net interest expense and other income for the first quarter of approximately $52 million.
•	We expect a non-GAAP effective tax rate of 29.5%.
•	Our guidance assumes a basic weighted-average share count of 609 million for GAAP and non-GAAP.
•	Our non-GAAP share count guidance includes an increase of 5 million shares from the convertible notes relative to the last quarter.
 Fiscal 2018
•	We expect non-GAAP net interest expense and other income for fiscal 2017 of approximately $180 million.
•	We expect a non-GAAP effective tax rate of 29.5%.
•	Our guidance assumes a fully diluted weighted-average share count of 675 million for GAAP and non-GAAP financials.
•	Our share count guidance includes an increase of approximately 35 million shares from the convertible notes relative to our guidance on June 13, 2016.

Use of GAAP and Non-GAAP Financial Information:
Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue, certain acquisition and integration costs, litigation accruals, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliations of our non-GAAP financial measures to the comparable GAAP results, which are attached below.

Reconciliations of GAAP Measures to Non-GAAP Measures:

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	March 31, 2017			April 1, 2016				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (3)
Net revenues (2)	$1,115	$61	$1,176	$873	$-	$873	35%	36%
Gross profit:	$856	$122	$978	$726	$9	$735	33%	34%
Deferred revenue fair value adjustment (2)		61			-
Stock-based compensation		7			3
Amortization of intangible assets		54			6
Gross margin %	76.8%	6.4%	83.2%	83.2%	1.0%	84.2%	-100 bps	-90 bps
Operating expenses:	$1,034	$(370)	$664	$598	$(77)	$521	27%	28%
Stock-based compensation		(202)			(41)
Amortization of intangible assets		(56)			(16)
Restructuring, separation, transition, and other		(72)			(20)
Acquisition and integration costs		(40)			-
Operating expenses as a % of revenue	92.7%	-36.2%	56.5%	68.5%	-8.8%	59.7%	-320 bps	-330 bps
Operating income (loss)	$(178)	$492	$314	$128	$86	$214	47%	49%
Operating margin %	-16.0%	42.7%	26.7%	14.7%	9.8%	24.5%	220 bps	240 bps
Net income (loss):	$(143)	$327	$184	$2,045	$(1,898)	$147	25%	N/A
Gross profit adjustment		122			9
Operating expenses adjustment		370			77
Non-cash interest expense and amortization of debt issuance costs		16			-
Income tax effects and adjustments		(147)			1,074
Total net income adjustment from discontinued operations		(34)			(3,058)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.29)	$0.57	$0.28	$(1.56)	$1.78	$0.22
Income per share from discontinued operations	0.06	(0.06)	-	4.70	(4.70)	-
Diluted net income (loss) per share (4)	(0.23)	0.51	0.28	3.15	(2.93)	0.22	27%	N/A
Diluted weighted-average shares outstanding	618	45	663	650	6	656	1%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior periods.
(4) Net income per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Year Ended						Non-GAAP Growth Rate
	March 31, 2017			April 1, 2016				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (4)
Net revenues (2)	$4,019	$144	$4,163	$3,600	$-	$3,600	16%	15%
Gross profit:	$3,166	$335	$3,501	$2,985	$60	$3,045	15%	14%
Deferred revenue fair value adjustment (2)		144			-
Unallocated corporate charges		-			22
Stock-based compensation		21			10
Amortization of intangible assets		146			28
Inventory fair value adjustment (3)		24			-
Gross margin %	78.8%	5.3%	84.1%	82.9%	1.7%	84.6%	-50 bps	-60 bps
Operating expenses:	$3,266	$(959)	$2,307	$2,528	$(509)	$2,019	14%	15%
Unallocated corporate charges		-			(164)
Stock-based compensation		(419)			(152)
Amortization of intangible assets		(147)			(57)
Restructuring, separation, transition, and other		(273)			(136)
Acquisition and integration costs		(120)			-
Operating expenses as a % of revenue	81.3%	-25.9%	55.4%	70.2%	-14.1%	56.1%	-70 bps	-20 bps
Operating income (loss)	$(100)	$1,294	$1,194	$457	$569	$1,026	16%	13%
Operating margin %	-2.5%	31.2%	28.7%	12.7%	15.8%	28.5%	20 bps	-40 bps
Net income (loss):	$(106)	$868	$762	$2,488	$(1,790)	$698	9%	N/A
Gross profit adjustment		335			60
Operating expenses adjustment		959			509
Non-cash interest expense and amortization of debt issuance costs		36			-
Income tax effects and adjustments		(332)			950
Total net income adjustment from discontinued operations		(130)			(3,309)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.38)	$1.56	$1.18	$(1.23)	$2.26	$1.03
Income per share from discontinued operations	0.21	(0.21)	-	4.94	(4.94)	-
Diluted net income (loss) per share	(0.17)	1.35	1.18	3.71	(2.68)	1.03	15%	N/A
Diluted weighted-average shares outstanding	618	27	645	670	6	676	-5%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the fiscal year ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.
(3) The adjustment for the fiscal year ended March 31, 2017 relates to the Blue Coat inventory fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(4) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

First Quarter Fiscal Year 2018
Revenue Guidance	Three Months Ending June 30, 2017
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP revenue range	$1,133 - $1,163	28% - 32%	31% - 34%
Add back:
Deferred revenue fair value adjustment	$52	6%	6%
Non-GAAP revenue range (4)	$1,185 - $1,215	34% - 37%	37% - 40%

Segment Revenue Guidance	Three Months Ending June 30, 2017
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP Consumer Digital Safety revenue range	$515 - $525	28% - 30%	30% - 33%
Add back:
Deferred revenue fair value adjustment	$30	8%	8%
Non-GAAP Consumer Digital Safety revenue range (4)	$545 - $555	35% - 38%	38% - 40%
GAAP Enterprise Security revenue range	$618 - $638	28% - 33%	31% - 35%
Add back:
Deferred revenue fair value adjustment	$22	5%	5%
Non-GAAP Enterprise Security revenue range (4)	$640 - $660	33% - 37%	36% - 40%

	Three Months Ending June 30, 2017
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	(10%) - (8%)	--
Add back:
Deferred revenue fair value adjustment	3%
Stock-based compensation	13%
Other non-GAAP adjustments	21%
Non-GAAP operating margin	27% - 29%	--

	Three Months Ending June 30, 2017
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.25) - ($0.21)	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.06
Stock-based compensation, net of taxes	$0.16
Other non-GAAP adjustments, net of taxes	$0.31
Non-GAAP diluted earnings per share range	$0.28 - $0.32	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.
(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

(4) The total percentages may not add due to rounding.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fiscal Year 2018
Revenue Guidance	Year Ending March 30, 2018
		Year-Over-Year Growth Rate
	Range	Actual	Constant Currency (2)
GAAP revenue range (3)	$4,977 - $5,077	24% - 26%	25% - 27%
Add back:
Deferred revenue fair value adjustment	$123	(1%)	(1%)
Non-GAAP revenue range	$5,100 - $5,200	23% - 25%	24% - 26%

Segment Revenue Guidance	Year Ending March 30, 2018
		Year-Over-Year Growth Rate
	Range	Actual	Constant Currency (2)
GAAP Consumer Digital Safety revenue range	$2,198 - $2,228	32% - 34%	33% - 35%
Add back:
Deferred revenue fair value adjustment	$62	2%	2%
Non-GAAP Consumer Digital Safety revenue range (3)	$2,260 - $2,290	34% - 35%	35% - 37%
GAAP Enterprise Security revenue range	$2,780 - $2,850	18% - 21%	19% - 22%
Add back:
Deferred revenue fair value adjustment	$60	(3%)	(3%)
Non-GAAP Enterprise Security revenue range	$2,840 - $2,910	15% - 18%	16% - 19%

	Year Ending March 30, 2018
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	4% - 5%	--
Add back:
Deferred revenue fair value adjustment	2%
Stock-based compensation	12%
Other non-GAAP adjustments	18%
Non-GAAP operating margin	36% - 37%	--

	Year Ending March 30, 2018
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.03 - $0.13	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.12
Stock-based compensation, net of taxes	$0.57
Other non-GAAP adjustments, net of taxes	$1.03
Non-GAAP diluted earnings per share range	$1.75 - $1.85	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

(3) The total percentages and amounts may not add due to rounding.

Explanation of Non-GAAP Measures
Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below.  Our management team uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods.  We believe that these non-GAAP financial measures also facilitate comparisons of our performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.
Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, we and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016, and have been classified as discontinued operations on our Consolidated Balance Sheet for all prior periods.

Gain on sale of Veritas:  Our management excludes this gain when evaluating its ongoing performance and therefore has excluded this gain when presenting non-GAAP financial measures. The disposition resulted in a net gain of $3.0 billion, which is presented as part of income from discontinued operations, net of income taxes in the Consolidated Statements of Operations for fiscal 2016.
Deferred revenue fair value adjustment:  Our non-GAAP net revenues eliminates the impact of the Blue Coat and LifeLock deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we the acquirer would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our U.S. GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments.  In addition, our management uses non-GAAP net revenues, excluding the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends.  Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP net revenues. Additionally, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.
Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues in fiscal 2017 exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisition of Blue Coat. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Stock-based compensation:  This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangible assets:  When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Acquisition and integration costs:  These represent the transaction and integration costs associated with the Blue Coat and LifeLock acquisitions.  These costs include all incremental expenses incurred to effect these business combinations. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude the transaction and integration expenses as they are related to acquisitions and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Restructuring, separation, transition and other:  We have engaged in various restructuring, separation, transition, and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and associated costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either our growth or margin objectives. Transition and associated costs primarily consist of consulting charges associated with the implementation of new enterprise resource planning systems and costs to automate business processes. Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, separation, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, separation, transition, or other activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand these charges and that investors benefit from the presentation of non-GAAP financial measures excluding these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rates. Additionally, we amortize debt issuance costs over the term of the related debt.  We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Income tax effects and adjustments:  Our non-GAAP tax rate for the fourth quarter of fiscal 2017 was 29%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, separation and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition activities or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Deferred taxes on foreign earnings:  In the fourth quarter of fiscal 2016, we recorded $1.1 billion in income tax expense related to unremitted earnings of foreign subsidiaries that were formerly considered to be permanently invested in our operations outside the U.S. This charge is presented in loss from continuing operations in the Consolidated Statements of Operations for the fourth quarter of fiscal 2016.
Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Forward Looking Statements:
This commentary contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the statements under the caption “Outlook” and the statements regarding Symantec’s other projected financial and business results, including demand for its products and services, and product release schedule, Symantec’s competitive advantages and market opportunities and Symantec’s cost reduction, integration and synergy efforts and outcomes.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this commentary. Such risk factors include those related to: changes in certificate authority standards that impact our webs security business the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this commentary. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended April 1, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2016.